UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2016

   FIRST COMMUNITY CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

   South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd., Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

   (803) 951-2265

(Registrant’s Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Shareholders of First Community Corporation (the “Company”) was held on May 18, 2016 at Saluda Shoals Park, Environmental Center, 5605 Bush River Road, Columbia, South Carolina. Of the 6,696,042 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, there were present in person or by proxy 5,072,285 shares of common stock, representing approximately 75.8% of the total outstanding eligible votes. The shareholders of the Company voted: (1) to elect five Class I members to the Board of Directors; (2) to provide an advisory resolution to approve the compensation of the Company’s named executive officers; (3) to ratify the appointment of Elliott Davis Decosimo, LLC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016. The following sets forth the voting results for each matter presented to the shareholders:

1. To elect five Class I members of the Board of Directors:

Class I:	For	Withheld	Broker Non-Vote
Richard K. Bogan, MD	3,699,493	10,354	1,362,438
Michael C. Crapps	3,698,792	11,055	1,362,438
Anita B. Easter	3,698,922	10,925	1,362,438
George H. Fann, Jr. DMD.	3,703,109	6,738	1,362,438
J. Randolph Potter	3,695,049	14,798	1,362,438

The other directors that continued in office after the meeting are as follows:

Class II:	Class III:
Thomas C. Brown	Chimin J. Chao
O.A Ethridge, DMD	J. Thomas Johnson
W. James Kitchens, Jr.	E. Leland Reynolds
Paul S. Simon	Alexander Snipe, Jr.
Roderick M. Todd, Jr.
Mitchell M. Willoughby

2. To provide an advisory resolution to approve the compensation of the Company’s named executive officers:

For	Against	Abstain	BrokerNon-Vote
3,675,724	40,158	30,584	1,362,438

3. To ratify the appointment of Elliott Davis Decosimo, LLC as the Company’s independent registered public accountants for the year ending December 31, 2016:

For	Against	Abstain
5,065,587	1,818	4,880

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

Dated: May 19, 2016	By:	/s/ Joseph G. Sawyer
	Name:	Joseph G. Sawyer
	Title:	Chief Financial Officer